EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
Rubicon Financial Incorporated

We consent to the incorporation by reference in the Registration Statement No. 333-160908 on Form S-8 of Rubicon Financial Incorporated, relating to our audits of the consolidated financial statements of Rubicon Financial Incorporated included in the Annual Report on Form 10-K of Rubicon Financial Incorporated for the years ended December 31, 2011 and 2010.

/s/ Weaver Martin & Samyn, LLC
Weaver Martin & Samyn, LLC
Certified Public Accountants

Kansas City, Missouri
Date: March 28, 2012